                                                                     EXHIBIT 3.3

                                     [SEAL]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE

     The undersigned, as Secretary of State of the State of Texas, HEREBY CERTIFIES that the attached is a true and correct copy of the following described instruments on file in this office:

                                 WARRIOR, INC.

ARTICLES OF INCORPORATION                                        OCTOBER 5, 1976
CHANGE OF REGISTERED OFFICE AND/OR AGENT                           MARCH 1, 1982
CHANGE OF REGISTERED OFFICE AND/OR AGENT                         JANUARY 6, 1985
CHANGE OF REGISTERED OFFICE AND/OR AGENT                           JULY 13, 1990

                                            IN TESTIMONY WHEREOF, I have
                                            hereunto signed my name officially
                                            and caused to be impressed hereon
                                            the Seal of State at my office in
                                            the City of Austin, on July 13,
                                            1995.

[SEAL]

                                             /s/  ANTONIO O. GARZA, JR.

                                            ------------------------------------
                                                    Antonio O. Garza, Jr.    DEM
                                                     Secretary of State

                           ARTICLES OF INCORPORATION
                                       OF
                                 WARRIOR, INC.

     We, the undersigned, natural persons of the age of twenty-one (21) years or more, at least two of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

                                  ARTICLE ONE

     The name of the corporation is WARRIOR, INC.

                                  ARTICLE TWO

     The period of its duration is perpetual.

                                 ARTICLE THREE

     The purpose or purposes for which this corporation is organized are:

     To engage in the business of buying, otherwise acquiring, selling, and otherwise disposing of hydrocarbons, and the prospecting, drilling, pumping, piping, storing, refining and selling, both at wholesale and retail of oil, gas or other hydrocarbons, and to do all such things as may be necessary or desirable in carrying out any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

     The aggregate number of shares which the corporation shall have authority to issue is Two Hundred Thousand (200,000) shares of common stock each with a par value of One Dollar ($1.00). Common shares and the holders thereof shall not have cumulative voting rights, and no shareholder shall have any pre-emptive rights to subscribe for or acquire any treasury shares or any additional shares of any class of the corporation if such shares shall be hereby or hereafter authorized or issued.

                                  ARTICLE FIVE

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

                                  ARTICLE SIX

     The post office address of its initial registered office is 1003 West Murphy, P.O. Box 4188, Odessa, Texas 79760, and the name of its initial registered agent at such address is J. D. Chandler.

                                 ARTICLE SEVEN

     No contract or other transaction between the corporation and any other corporation and no other act of the corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation. Any director of the corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or as a member of such firm or association is such a party or so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and in any case described in this paragraph, any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorized any such contract or transaction and may vote thereat to authorize any such contract or transaction.

                                 ARTICLE EIGHT

     (a) Every director, officer, or employee of the corporation shall be indemnified by the corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer, or employee of the corporation, or any settlement thereof, whether or not he is a director, officer, or employee at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the corporation. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, or employee may be entitled.

     (b) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a directors, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provision of this Article.

                                  ARTICLE NINE

     (a) The number of directors constituting the initial Board of Directors is three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

     Kenneth Freeman, Mid-America Bldg., Midland, Texas
     Hugh Munn, P. O. Box 4188, Odessa, Texas
     William Hugh Munn, P. O. Box 4188, Odessa, Texas

     (b) The number of directors of the corporation set forth in clause (a) of this Article shall constitute the authorized number of directors until changed by an amendment of a by-law duly adopted by the vote or written consent of the holders of a majority of the then outstanding shares of stock of the corporation.

                                  ARTICLE TEN

     The names and addresses of the incorporators are:

     Jimmie B. Todd, 1509 Idlewood, Odessa, Texas
     Bruce Bangert, 1705 Redbud, Odessa, Texas
     Joel B. Locke, 4230 Bay Oaks, Odessa, Texas

     IN WITNESS WHEREOF, we have hereunto set our hands this the 4th day of October, 1976.

                                            /s/  JIMMIE B. TODD
                                            ----------------------------
                                                 Jimmie B. Todd

                                            /s/  BRUCE BANGERT
                                            ----------------------------
                                                 Bruce Bangert

                                            /s/  JOEL B. LOCKE
                                            ----------------------------
                                                 Joel B. Locke

THE STATE OF TEXAS    )
                      :
COUNTY OF ECTOR       )

     I, the undersigned, a Notary Public, do hereby certify that on the 4th day of October, 1976, personally appeared JIMMIE B. TODD, BRUCE BANGERT and JOEL B. LOCKE, who, each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

                                            /s/  BARBARA L. MAGEE
                                            ----------------------------
                                            Notary Public in and for
                                            Ector County, Texas
(SEAL)

                                         FORM PROMULGATED BY                        FILED
                                         SECRETARY OF STATE                  In the Office of the
                                       STATEMENT OF CHANGE OF            Secretary of State of Texas
                                   REGISTERED OFFICE OR REGISTERED               MAR 01 1982
                                           AGENT, OR BOTH,
                                   BY A TEXAS DOMESTIC CORPORATION

1. The name of the corporation is WARRIOR, INC.

2. The address, including street and number, of its present registered office as shown in the records of the Secretary of State of the State of Texas prior to filing this statement is 1003 W. Murphy, Odessa, Texas 79760

3. The address, including street and number, to which its registered office is to be changed is Republic National Bank Building, c/o C T Corporation System, Dallas, Texas 75201
   (Give new address or state "no change")

4. The name of its present registered agent, as shown in the records of the Secretary of State of the State of Texas, prior to filing this statement is
   J. D. Chandler

5. The name of its new registered agent is C T CORPORATION SYSTEM
   (Give new name or state "no change")

6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7. Such change was authorized by its board of directors.

                                             /s/ [ILLEGIBLE]
                                             Vice President

Sworn to February 12, 1982.
        (date)

                                            /s/ Sue S. Adams
                                            Notary Public

[SEAL]

                                                  Los Angeles County, California
(Notary Seal)

INSTRUCTIONS:
Nos. 2 and 4, present office and present agent, must be completed even if one of them is not changed. Submit two (2) copies with genuine signatures and notary seals on each. Filing fee for a business (for profit) corporation is $10.00.

To the Secretary of State
  of the State of Texas:

     C T Corporation System, as the registered agent for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations, in the State of Texas:

1. The name of the corporation is See attached list

2. The post office address of its present registered office is Republic National Bank Building, c/o C T Corporation System, Dallas, Texas 75201

3. The post office address to which its registered office is to be changed is 1601 Elm Street, c/o C T Corporation System, Dallas, Texas 75201

4. The name of its present registered agent is C T CORPORATION SYSTEM

5. The name of its successor registered agent is C T CORPORATION SYSTEM

6. The post office address of its registered office and the post office address of the business office of its registered agent, as charged, will be identical.

7. Notice of this change of address has been given in writing to each corporation named on the attached list 10 days prior to the date of filing of this certificate.

Dated January 6, 1985.

                                            C T CORPORATION SYSTEM

                                            By   /s/  VIRGINIA COLVELL
                                                     Its Vice President
STATE OF NEW YORK    )
COUNTY OF NEW YORK   )

     I, Regina M. Dunn a notary public, do hereby certify that on this 27th day of December 1984, personally appeared before me Virginia Colvell who being by me first duly sworn, declared that she is the Vice President of

To the Secretary of State
  of the State of Texas:

     C T Corporation System, as the registered agent for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations, in the State of Texas:

1. The name of the corporation is See attached list

2. The post office address of its present registered office is c/o C T CORPORATION SYSTEM, 1601 ELM STREET, DALLAS, TEXAS 75201

3. The post office address to which its registered office is to be changed is c/o C T CORPORATION SYSTEM, 350 N. ST. PAUL STREET, DALLAS, TEXAS 75201

4. The name of its present registered agent is C T CORPORATION SYSTEM

5. The name of its successor registered agent is C T CORPORATION SYSTEM

6. The post office address of its registered office and the post office address of the business office of its registered agent, as charged, will be identical.

7. Notice of this change of address has been given in writing to each corporation named on the attached list 10 days prior to the date of filing of this certificate.

Dated July 2, 1990.

                                            C T CORPORATION SYSTEM

                                            By  /s/  HERBERT R. LITMAN
                                                     Its Vice President